Exhibit 23.1

L.L. Bradford & Company
Certified Public Accountants
2901 El Camino Avenue, Suite 105
Las Vegas, Nevada 89102
(702) 735-5030


August 3, 2001

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report in eConnect's Form 10-KSB, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company
L.L. Bradford & Company